Exhibit 99.1

O’REILLY COMMENCES EXCHANGE OFFER FOR CSK SHARES

CSK Board Unanimously Recommends Stockholders Tender Their Shares

SPRINGFIELD, MO and PHOENIX, AZ June 11, 2008 - O’Reilly Automotive, Inc. (“O’Reilly”) (Nasdaq: ORLY) and CSK Auto Corporation (NYSE:CAO) (“CSK”) announced today that O’Reilly has commenced an exchange offer for all of the outstanding shares of CSK common stock pursuant to their previously announced definitive merger agreement dated April 1, 2008. Subject to the terms and conditions of the offer, CSK stockholders will receive between 0.3673 and 0.4285 shares of O’Reilly common stock plus $1.00 in cash (subject to possible reduction as described in the offer documents) for each share of CSK common stock that they tender in the exchange offer.

The exchange offer is scheduled to expire at 12:00 midnight, New York City time, on Thursday, July 10, 2008, unless otherwise extended. The terms and conditions of the offer are described in the offer documents, which will be mailed to CSK stockholders and filed with the Securities and Exchange Commission (“SEC”). Consummation of the transaction is subject to customary closing conditions and that there are validly tendered, and not withdrawn a number of shares of CSK common stock that, together with any shares of CSK common stock then directly or indirectly owned by O’Reilly, represent a majority of the fully diluted shares of CSK common stock.

The Board of Directors of CSK has unanimously recommended that CSK stockholders tender their shares into the offer. A more detailed description of this recommendation can be found in the Solicitation/Recommendation Statement on Schedule 14D-9 that CSK is filing with the SEC today, June 11, 2008.

CSK stockholders are urged to read the offer documents and CSK’s Solicitation/Recommendation Statement carefully. Copies of these documents may be obtained at no charge from the SEC’s website at www.sec.gov. Copies of the offer documents may also be obtained at no charge from Innisfree M&A Incorporated, the Information Agent for the offer, toll-free at 1-888-750-5834.

As previously announced by O’Reilly and CSK on April 18, 2008, the Federal Trade Commission granted early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, which is a condition to the closing of the proposed acquisition.

About O’Reilly Automotive, Inc

O’Reilly Automotive, Inc. is one of the largest specialty retailers of automotive aftermarket parts, tools, supplies, equipment and accessories in the United States, serving both the do-it-yourself and professional installer markets. Founded in 1957 by the O’Reilly family, the Company operated 1,867 stores in the states of Alabama, Arkansas, Florida, Georgia, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Minnesota, Mississippi, Missouri, Montana, Nebraska, North Carolina, North Dakota, Ohio, Oklahoma, South Carolina, South Dakota, Tennessee, Texas, Virginia, Wisconsin and Wyoming as of March 31, 2008.

About CSK Auto

CSK Auto Corporation is the parent company of CSK Auto, Inc., a specialty retailer in the automotive aftermarket. As of May 4, 2008, the Company operated 1,345 stores in 22 states under the brand names Checker Auto Parts, Schuck’s Auto Supply, Kragen Auto Parts, and Murray’s Discount Auto Stores.

Forward-Looking Statements

Statements in this press release may contain certain forward-looking statements relating to O’Reilly and its expectations for the proposed acquisition of CSK that are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. All such statements concerning activities, events or developments that O’Reilly expects, believes or anticipates will or may occur in the future are forward-looking statements. Forward-looking statements are based on current expectations, forecasts and projections about future events and involve known and unknown risks, uncertainties and other factors that may cause actual results and performance to be materially different from any future results or performance expressed or implied by forward-looking statements, including the following: the risk that the proposed transaction will not close because of a failure to satisfy one or more of the closing conditions; the risk that O’Reilly’s business will have been adversely impacted during the pendency of the proposed transaction; the risk that the integration of operations may not be successful or may be materially delayed or may be more costly or difficult than expected; and the risk that the expected cost savings and other synergies from the transaction may not be fully realized, realized at all or take longer to realize than anticipated. Additional information on these and other risks, uncertainties and factors is included in O’Reilly’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed with the SEC. You should not place undue reliance on forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. Except for any obligation to disclose material information under the Federal securities laws, O’Reilly undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof.

Additional Information

In connection with the proposed transaction, O’Reilly has filed a registration statement on Form S-4 and a Schedule TO with the SEC and CSK has filed a solicitation/recommendation statement on Schedule 14D-9. These documents contain important information about the transaction and should be read before any decision is made with respect to the exchange offer. Investors are able to obtain free copies of the registration statement, Schedule TO and Schedule 14D-9, as well as other filings containing information about O’Reilly and CSK without charge, at the SEC’s website (http://www.sec.gov). Copies of the exchange offer materials may also be obtained at no charge from Innisfree M&A Incorporated, the information agent for the offer, toll-free at 1-888-750-5834.

O’Reilly Automotive Contacts

Joele Frank/Kelly Sullivan

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449

CSK Auto Contacts

CSK Contacts

Investors:

CSK Auto Corporation, Phoenix

Brenda Bonn, 602-631-7483

Manager, Investor Relations

Media:

Sard Verbinnen & Co.

Paul Kranhold, 415-618-8750 or

Drew Brown, 212-687-8080

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